Exhibit 99.2
Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s Net sales and Operating earnings (loss) reclassified to reflect the Company’s new operating business segments.
Although not included in the Company’s total Net sales and Operating earnings (loss), the Net sales and Operating earnings (loss) for the automotive electronics business (which is reflected as a discontinued operation) have been provided for informational purposes.

	Net Sales
	GAAP Results
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	April 2, 2005	July 2, 2005	October 1, 2005	December 31, 2005

Mobile Devices	$4,415	$4,902	$5,604	$6,538
Networks and Enterprise	2,737	2,825	2,766	2,874
Connected Home Solutions	682	743	743	703

Segment Totals	7,834	8,470	9,113	10,115
Other and Eliminations	(67)	(62)	(65)	(76)

Company Totals	$7,767	$8,408	$9,048	$10,039

Automotive Electronics Business	$394	$417	$376	$394

	Net Sales
	GAAP Results
	Year Ended	Quarter Ended
	December 31, 2005	April 1, 2006
Mobile Devices	$21,459	$6,403
Networks and Enterprise	$11,202	2,520
Connected Home Solutions	$2,871	732

Segment Totals	35,532	9,655
Other and Eliminations	$(270)	(47)

Company Totals	$35,262	$9,608

Automotive Electronics Business	$1,581	$405

	Operating Earnings (Loss)
	GAAP Results
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	April 2, 2005	July 2, 2005	October 1, 2005	December 31, 2005
Mobile Devices	$438	$493	$593	$659
Networks and Enterprise	415	494	465	534
Connected Home Solutions	9	33	39	46

Segment Totals	862	1,020	1,097	1,239
Other and Eliminations	(6)	(62)	(17)	472

Company Totals	$856	$958	$1,080	$1,711

Automotive Electronics Business	$9	$24	$20	$38

	Operating Earnings (Loss)
	GAAP Results
	Year Ended	Quarter Ended
	December 31, 2005	April 1, 2006
Mobile Devices	$2,183	$699
Networks and Enterprise	$1,908	299
Connected Home Solutions	$127	(11)

Segment Totals	4,218	987
Other and Eliminations	$387	(138)

Company Totals	$4,605	$849

Automotive Electronics Business	$91	$45